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            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Auditors" in the Statement of Additional Information and to the use of our reports dated December 15, 2004, on the financial statements and financial highlights of AIM Opportunities I Fund, AIM Opportunities II Fund, and AIM Opportunities III Fund as of and for the year ended October 31, 2004 in the Post-Effective Amendment Number 12 to the Registration Statement (Form N-1A No. 333-47949).


                                                     ERNST & YOUNG LLP


Houston, Texas
February 18, 2005